UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
January 14, 2025
Date of Report (Date of earliest event reported)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Rue Blanche	Paris	France	75009
(Address of principal executive offices)			(Zip Code)
+33 17 585 0939
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.025 per share	CRTO	Nasdaq Global Select Market
Ordinary Shares, nominal value €0.025 per share*		Nasdaq Global Select Market

*Not for trading, but only in connection with the registration of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2025, Criteo S.A. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Michael Komasinski as Chief Executive Officer and a member of the Board effective February 15, 2025 (the “Effective Date”), on which date he will succeed Megan Clarken who, as previously announced, is retiring from her current position as Chief Executive Officer and from the Board (the “Appointment”). Clarken will temporarily serve in a senior advisory role to ensure a smooth transition.

Komasinski, 54, is a proven executive who brings over two decades of experience in AdTech and building brand and retail relationships globally. He has consistently demonstrated the ability to achieve exceptional results at global organizations, leveraging technology-driven strategies to drive profitable growth while fostering an inclusive work environment. He currently serves as CEO of the Americas, President of Global Data & Technology, and member of the Group Executive Management team at dentsu, one of the largest global advertising holding companies. He joined dentsu through its acquisition of Merkle in 2016 and led both the EMEA and Americas regions before becoming Global CEO of Merkle in 2021. At dentsu, Komasinski led the technological transformation of its product suite during a time of rapid innovation. Those efforts included embedding AI across dentsu’s products and platforms to enhance value for clients and defining dentsu’s client-facing data-driven technology strategy, which resulted in significant enterprise client wins. He also has vast retail media expertise, having grown Merkle’s retail media consulting practice and combining it with dentsu’s leading media buy-side capabilities. Komasinski is a board member of the Ad Council and serves on the client advisory boards of Meta and Microsoft. He holds a Bachelor of Science degree in Engineering and Philosophy from Vanderbilt University and an MBA degree from Indiana University's Kelley School of Business.

In connection with Komasinski’s appointment to the role of Chief Executive Officer and member of the Board, Criteo Corp., the Company’s wholly owned subsidiary, entered into a management agreement with Komasinski, dated December 18, 2024. Under the management agreement, Komasinski will commence employment with Criteo Corp. on the Effective Date and will join the Board. Pursuant to the management agreement, Komasinski will receive an annual base salary of $750,000 and will be eligible to receive a target annual bonus opportunity equal to 100% of his base salary, and a maximum annual bonus opportunity equal to 200% of his base salary. The annual bonus opportunity pursuant to the Company’s Executive Bonus Plan will be based on the Company’s financial performance and the assessment by the Board of individual performance.

The management agreement also provides that Komasinski will receive a sign-on bonus equal to $1,000,000 on the first regularly scheduled payroll date following the Effective Date. Komasinski will be required to repay to the Company the sign-on bonus if he voluntarily resigns other than for good reason or his employment is terminated by the Company for cause (as such terms are defined in the management agreement), in either case, during the 12-month period immediately following the Effective Date pursuant to the management agreement. In addition, Komasinski’s incentive-based compensation will be subject to recoupment pursuant to the Company’s clawback policy adopted by the Board and in effect from time to time.

Subject to Board approval, Komasinski will receive (i) a sign-on equity grant with an aggregate grant date fair market value equal to $2,000,000 in the following mix of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”): 30% RSUs and 70% PSUs (comprised of 35% Financial PSUs and 35% TSR-based PSUs (each as defined below)), and (ii) a 2025 annual equity grant with a grant date fair market value of $5,000,000 in the same mix of RSUs and PSUs as the sign-on equity grant and subject to the same vesting conditions described below. The RSUs will vest with respect to 50% of the award on the two-year anniversary of the grant date, and the remainder will vest in eight equal quarterly installments thereafter, subject to Komasinski’s continued employment on each applicable vesting date. The “Financial PSUs” are PSUs that will vest based on achievement of certain performance-based vesting conditions determined by the Board in the first quarter of 2025, and will become payable if earned with respect to 2/3 of such Financial PSUs on the second anniversary grant date and with respect to the remaining 1/3 of Financial PSUs on the third anniversary of the grant date, subject to Komasinski’s continued employment through each such date. The “TSR-based PSUs” are PSUs that will vest based on relative TSR over a two-year performance period for half of the TSR-based PSUs and a three-year performance period for the remaining half of the TSR-based PSUs, with relative TSR performance at the 55th percentile resulting in payout of 100% and relative performance at the 80th percentile resulting in a payout of 200%, subject to Komasinski’s continued employment through the applicable vesting date.

If Komasinski’s office as Chief Executive Officer of the Company is terminated by Criteo Corp. other than for cause and other than due to his death or disability, or by Komasinski for good reason (as such terms are defined in the management agreement) (each, an “Involuntary Termination”), subject to Komasinski’s execution of a general release of claims and continued compliance with the restrictive covenants set forth in his Protective Covenants Agreement, Komasinski will be entitled to receive (i) cash severance equal to 12 months of his then-current monthly base salary, (ii) an amount equal to his target annual bonus, with such amounts in (i) and (ii) payable in a lump sum on the 60th day following the date of such termination, (iii)

bonus amounts earned for completed performance periods that remain unpaid as of the termination date, payable when such bonus amounts are paid to other senior officers, (iv) the cost of COBRA premiums under the Company’s group health and welfare plans for the 12-month period following the termination date, and (v) continued vesting of all outstanding, unvested RSUs and PSUs as if Komasinski remained employed for 12 months following such termination (with the PSUs vesting based on actual performance at the end of the applicable performance year, as determined by the Board).

If Komasinski’s office as Chief Executive Officer of the Company is terminated due to an Involuntary Termination within one year following a Change in Control (as defined in the management agreement), subject to Komasinski’s execution of a general release of claims and continued compliance with the restrictive covenants set forth in his Protective Covenants Agreement, Komasinski will be entitled to receive the severance benefits described above, with immediate vesting of all outstanding unvested RSUs and PSUs based on achievement of the target level of performance, provided that no RSU or PSU granted within the one-year period prior to the date of Komasinski’s termination will vest (but, in such event, any unvested RSUs or PSUs will continue to vest as if Komasinski remained in service for up to 12 months following the termination date).

Any RSUs or PSUs that become vested pursuant to the terms of the management agreement will be subject to a holding period until the second anniversary of the date of grant of the award, and the shares relating to such vested RSUs and PSUs will be definitively acquired by (delivered to) Komasinski no earlier than the expiration of the required holding period.

Pursuant to the management agreement, Komasinski is subject to customary restrictive covenants provided by the Company’s protective covenants agreement, including a requirement not to compete with the Company and its affiliates anywhere in the world for a period of 12 months after termination of employment. As an employee of Criteo Corp., Komasinski will not receive any additional compensation for his service on the Board.

The foregoing description of the management agreement is a summary of certain terms only and is qualified in its entirety by the full text of the management agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the Appointment is attached as Exhibit 99.1 hereto, which is incorporated herein by reference. The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on beliefs of management of the Company and assumptions and on information currently available to the Company’s management. These forward-looking statements include, but are not limited to, statements regarding the succession of the Company’s Chief Executive Officer on the Effective Date. Forward-looking statements represent the Company’s management’s beliefs and assumptions only as of the date of this report, and nothing in this report should be regarded as a representation by any person that these beliefs or assumptions will take place or occur. You should read the Company’s most recent Annual Report on Form 10-K filed on February 23, 2024, and subsequent Quarterly Reports on Form 10-Q, including the Risk Factors set forth therein and the exhibits thereto, as well as future filings and reports by the Company, completely and with the understanding that the Company’s actual future results may be materially different from what the Company expects. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Management Agreement between Criteo Corp. and Michael Komasinski, effective February 15, 2025
99.1	Press Release issued January 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: January 14, 2025	By:	/s/ Ryan Damon
	Name:	Ryan Damon
	Title:	Chief Legal and Transformation Officer